                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 7, 2003



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                     1-4174                   73-0569878
    ---------------              --------------          -------------------
    (State or other               (Commission              (I.R.S. Employer
    jurisdiction of               File Number)           Identification No.)
    incorporation)



  One Williams Center, Tulsa, Oklahoma                          74172
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code: 918/573-2000


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

         On November 7, 2003, The Williams Companies, Inc. ("Williams") announced the expiration, on November 6, 2003, of all its cash tender offers relating to approximately $1.641 billion aggregate outstanding principal amount of its debt securities. Williams has accepted for payment all debt securities validly tendered and not validly withdrawn pursuant to the tender offers. As of the expiration of the offers, Williams had received tenders of debt securities with an aggregate principal amount of approximately $951 million. As a result of the premiums paid by Williams on the cash tender offers, Williams expects to record a pre-tax charge to earnings of approximately $56 million in the fourth quarter.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)         None

b)         None

c)         Exhibits

           Exhibit 99.1 Copy of Williams' press release dated November 7, 2003, publicly reporting the matters discussed herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE WILLIAMS COMPANIES, INC.


Date: November 7, 2003                             /s/ Brian K. Shore
                                            ------------------------------------
                                            Name:  Brian K. Shore
                                            Title: Secretary

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
 99.1             Copy of Williams' press release dated November 7, 2003, publicly reporting the matters discussed herein.